Exhibit 99.4

CONSENT OF ALAN D. GOLD

As required by Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-11, as amended (File No. 333-191322), for CatchMark Timber Trust, Inc. (the “Company”) as a person who has agreed to serve as a director of the Company upon election by the board of directors to fill a vacancy.

November 25, 2013	/s/ ALAN D. GOLD
Alan D. Gold